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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our report dated March 28, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a proposed merger and certain disagreements between the Companies), appearing in the Annual Report on Form 10-K of Bay Meadows Operating Company and of California Jockey Club for the year ended December 31, 1996.


                                       /s/ DELOITTE & TOUCHE LLP


San Francisco, California
December 5, 1997